Exhibit 5.5

CONSENT OF EXPERT

I, Steve Cutler, P.G. of Roughstock Mining Services, LLC, am one of the authors of (i) the technical report entitled “NI 43-101 Technical Report, Preliminary Economic Assessment, Gas Hills Uranium Project, Fremont and Natrona Counties, Wyoming, USA” dated August 10, 2021 with an effective date of June 28, 2021, (ii) the technical report entitled “NI 43-101 Technical Report Preliminary Economic Assessment Dewey-Burdock Uranium ISR Project South Dakota, USA” dated December 23, 2020 and effective as of December 3, 2019 (together, the “Technical Reports”).

I hereby consent to being named in the Registration Statement on Form F-10 of enCore Energy Corp. as having prepared the Technical Reports and to the use of the Technical Reports, or any portion thereof, and to the inclusion or incorporation by reference of information derived from the Technical Reports in the Registration Statement on Form F-10 of enCore Energy Corp.

Dated January 24, 2023

By:	/s/ Steve Cutler
Name:	Steve Cutler, P.G.